UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2025

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 26, 2025, Scorpius Holdings, Inc., a Delaware corporation (the “Company”), issued a non-convertible promissory note (the “Note”) in the principal amount of Six Hundred Thousand Dollars ($600,000) to an institutional investor (the “Holder”). The Note accrues interest at the rate of 5.0% per annum and matures on the earlier of: (i) May 15, 2025; (ii) the consummation of a Corporate Event (as such term is defined in the Note); or (iii) when, upon or after the occurrence of an event of default under the Note. All payments by the Company upon maturity, redemption or prepayment of the Note shall include, together with all other amounts of principal and/or interest, a premium payment equal to 5% of the principal amount of the Note.

The Note contains customary events of default, including if the Company or any of its subsidiaries, individually or in the aggregate, fails to pay indebtedness in excess of $150,000 due to any third party, subject to certain exceptions, or if an event of default occurs under any other outstanding promissory note of the Company. If at any time the Note is outstanding the Company consummates a subsequent Financing (as such term is defined in the Note), the Holder shall have the right, it its sole discretion, to require that the Company redeem the entire outstanding balance of the Note, together with all accrued interest thereon, using up to 100% of the gross proceeds of such Financing.

The Company sold the Note in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is attached hereto as Exhibit 4.1, and which is incorporated herein in its entirety by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01. Other Events.

On February 26, 2025, the Company  issued a press release announcing that it has engaged Alliance Global Partners to assist in exploring strategic alternatives for the Company. This engagement is part of the Company’s ongoing efforts to evaluate a range of potential strategic opportunities. There can be no assurance that this process will result in any transaction or other strategic change or as to the timing of any such potential agreement or transaction. The Company does not intend to disclose further developments unless and until its board of directors has approved a specific course of action or determines that further disclosure is appropriate or required.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Form of Promissory Note
99.1	Press Release dated February 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2025	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer